                                                                     EXHIBIT 4.5

SUBJECT TO EARLIER TERMINATION AS SET FORTH IN SECTION 7.01, VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2000 OR IF NOT A BUSINESS DAY AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK CITY TIME, ON THE NEXT FOLLOWING BUSINESS DAY, AS PROVIDED HEREIN.

                                    No. 7


                             WARRANTS TO PURCHASE
                             24,840 COMMON SHARES


                         AGENT'S WARRANT TO PURCHASE
                  TWENTY FOUR THOUSAND EIGHT HUNDRED FORTY
                               COMMON SHARES OF
                      ESMOR CORRECTIONAL SERVICES, INC.



        This certifies that, for value received, JANNEY MONTGOMERY SCOTT INC., or registered assigns (the "Warrant Holder") is entitled to purchase from ESMOR CORRECTIONAL SERVICES, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York City time, on September 15, 1995 and before 5:00 P.M., New York City time, on September 15, 2000 (or, if such day is not a Business Day, as defined herein, at or before 5:00 P.M., New York City time, on the next following Business Day) except if such date is accelerated as provided in Section 7.01 of this Agreement, then to such earlier date, the number of Common Shares of the Company (the "Common Shares") stated above at the Warrant Price (as defined herein). The Warrant Price per Common Share and the number of Common Shares purchasable hereunder are subject to adjustment as provided below.

                                  ARTICLE I


                                 Definitions


        Section 1.01.   (1)   The term "Warrant Holder" as used herein means
the person or entity named above or any person or entity in whose name this Warrant shall be registered upon the books to be maintained by the Company for that purpose.

                        (2) The term "Business Day" as used herein shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

                        (3) The term "Warrant Price" as used herein means $10.00 such price being subject to adjustment pursuant to Article III.

                        (4) The term "Expiration Date" as used herein means 5:00 P.M., New York City time, on September 15, 2000, or such later date to which the Warrant shall be extended by the Company by corporate resolution adopted prior to September 15, 2000.

        (5) The term "Warrants" as used herein means this Agent's Warrant and all options of like tenor (together evidencing the right to purchase an aggregate of 59,681 Common Shares of Esmor Correctional Services, Inc., and any Warrants issued in any partial exercise exchange or transfer as provided in
Section 2.02(3).

        (6) The term "Common Shares" as used herein means the common shares of the capital stock of Esmor Correctional Services, Inc.


        (7) The term "Common Share Equivalent" as used herein means securities that are convertible into or exercisable for Common Shares.


                                  ARTICLE II


                       Duration and Exercise of Warrant


      Section 2.01. Subject to the provisions of Section 4.01 and 7.01 hereof, this Warrant may be exercised at any time after 9:00 A.M., New York City time, on September 15, 1995, and before 5:00 P.M., New York City time, on September 15, 2000, or such later date to which the Warrant shall be extended by the Company by corporate resolution adopted prior to September 15, 2000 (or, if such day is not a Business Day, at or before 5:00 P.M., New York City time, on the next following Business Day). The Company shall give the Warrant Holder prompt written notice of any such extension. If this Warrant is not exercised at or before 5:00 P.M. New York City time, on the Expiration Date, or such earlier date upon which it may expire pursuant to the provisions of Section
7.01 it shall become void, and all rights hereunder shall thereupon cease.

     Section 2.02. (1) The Warrant Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form hereon duly executed, to the Company at its corporate office at 1819 Main Street, Suite 1000, Sarasota, FL 34236, together with the full Warrant Price for each Common Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States Dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

                    (2) Upon receipt of this Warrant with the subscription duly executed and accompanied by payment of the aggregate Warrant Price for the number of Common Shares for which this Warrant is then being exercised, the Company will cause to be issued, certificates for the total number of Common Shares (as provided in Section 4.04) for which this Warrant is being exercised in such denominations as are required for delivery to the Warrant

Holder, and the Company shall thereupon deliver such certificates to the Warrant Holder.

                (3) In case the Warrant Holder shall exercise this Warrant with respect to less than all of the Common Shares that may be purchased under this Warrant, the Company will execute a new Warrant for the balance of the Common Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Warrant Holder.

                (4) The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Common Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in issuance or delivery of this Warrant or of the Common Shares in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax, shall not be required to issue such Common Shares.

                                 ARTICLE III


                         ADJUSTMENT OF WARRANT PRICE
                         AND NUMBER OF COMMON SHARES


        Section 3.01. The Warrant Price specified in this Article III shall be subject to adjustment from time to time as follows:

                        (1) If the Company shall (i) pay a dividend on Common Shares in Common Shares, (ii) subdivide its outstanding Common Shares or (iii) combine its outstanding Common Shares into a smaller number of shares, the Warrant Price in effect immediately prior to each of those events shall be adjusted proportionately so that the adjusted Warrant Price will bear the same relation to the Warrant Price in effect immediately prior to the event as the total number of Common Shares outstanding immediately prior to the event will bear to the total number of Common Shares outstanding immediately after the event. An adjustment made pursuant to this clause (1) shall become effective immediately after the record date in the case of a dividend and immediately after the effective date in the case of a subdivision or combination.

                        (2) If the Company (i) issues or sells any Common Shares or Common Share Equivalents without consideration or for consideration per share less than the current market price per share (as defined in clause
(4) below) on the date of such issuance or sale, or (ii) fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Shares entitling them to purchase Common Shares (or Common Share Equivalents) at a price per share (or having an exercise or conversion price per share) less than the then current market price per Common Share (as defined in clause (4) below, the Warrant

Price shall be adjusted so that it will equal the price determined by multiplying the Warrant Price in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the number of Common Shares outstanding on the record date for such sale or issuance, plus (ii) the number of additional Common Shares which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the current market price per Common Share (as determined in accordance with the provisions of clause (4) below), and of which the denominator shall be (x) the number of Common Shares outstanding on the record date for such issuance or sale, plus (y) the number of additional Common Shares offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Each adjustment shall become effective retroactively immediately after the record date for the issuance. To the extent that Common Shares (or Common Share Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Warrant Price shall be readjusted to the Warrant Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of Common shares (or Common Share Equivalents) actually delivered.

                (3) If the Company distributes to all holders of its Common Shares, its capital stock (other than common shares issuable upon exercise of the Warrant), evidences of its indebtedness or assets (excluding cash dividends or distributions) or rights or warrants to subscribe for the purchase of shares, evidences of indebtedness or assets (excluding cash dividends or warrants to purchase Common Shares), then in each such case the Warrant Price shall be adjusted so it will be equal to the price determined by multiplying the Warrant Price in effect immediately prior to the adjustment by a fraction, of which the numerator shall be (i) the total number of outstanding Common Shares, multiplied by (ii) the current market price per Common Share (as determined in accordance with the provisions of clause (4) below) on the record date mentioned below, less (iii) the fair market value (as determined by the Board of Directors, whose determination shall be deemed conclusive, unless arbitrary or unreasonable, described in a statement mailed to the Warrant Holder) of the capital stock, assets or evidences of indebtedness, or rights or warrants, so distributed, and of which the denominator shall be (x) the total number of outstanding Common Shares multiplied by (y) the current market price per share of Common Stock. Each adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive a distribution.

                (4) For the purpose of any computation under clause (2) or (3) above, the current market price per Common Share at any date if traded on NASDAQ shall be deemed to be the average of the high daily bid closing price for the five consecutive business days before the day in question. If on an exchange, the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on that day, the average of reported closing bid and asked prices regular way. If at any time the Common Shares are not listed or admitted to trading on such Exchanges, on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if not listed or admitted to trading on national securities exchange, the average of the highest reported bid reported asked prices as furnished by the National Association of Securities Dealers Inc.'s Automated Quotations System, or the nearest comparable system or, in the absence of either, the fair market value as determined by the Board of Directors (whose determination shall be deemed conclusive, unless arbitrary or unreasonable and described in a statement mailed to the Warrant Holder).

        No adjustment of the Warrant Price shall be made if the amount of the adjustment would be less than 1 share in the number of Common Shares purchasable upon exercise of a Warrant, but any adjustment which would otherwise be required to be made will be carried forward and be made at the time of and together with the next subsequent adjustment which, together with all adjustments so carried forward, amounts to not less than 1 share in the number of Common Shares purchasable upon exercise of a Warrant. As used in this Section, "Common Shares" shall include any class of the Company's capital stock, now or hereafter authorized, having the right to participate in the distribution of either earnings or assets of the Company without limitation as to amount or percentage.

        Section 3.02. Upon each adjustment of the Warrant Price pursuant to this Article III, the number of Common Shares shall be adjusted to the number of Common Shares, calculated to the nearest one hundredth of a share, obtained by multiplying the number of Common Shares purchasable on exercise of the Warrant immediately prior to the adjustment by the Warrant Price in effect prior to the adjustment and dividing the product so obtained by the new Warrant Price.

        Section 3.03. In case of any capital reorganization of the Company or of any reclassification of the Common Shares, or the consolidation of the Company with any other corporation or entity, the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, after such capital reorganization, reclassification, consolidation or sale, this Warrant will be exercisable, upon the terms and conditions specified in this Agreement, for the number of Common Shares, other securities or property which the Warrant Holder would have been entitled to receive upon the capital reorganization, reclassification, consolidation or sale if this Warrant had been exercised immediately before the first such capital reorganization, reclassification, consolidation or sale. In the case of a merger of the Company into or with any other corporation or entity (provided that on such merger securities of the Company are changed into, changed for, or converted into securities of any other issuer), after such merger, this Warrant shall be exercisable, upon the terms and conditions specified in this Agreement, for the number of Common Shares or other securities or property which the Warrant Holder should have been entitled to receive upon the merger if this Warrant had been exercised immediately before the effective date of such merger and for such amount of such shares, securities or property per share as had a book value on the effective date of such merger equal to the then exercise price of this Warrant. The subdivision or combination of Common Shares at any time outstanding into a greater or lesser number of Common Shares shall not be deemed to be a reclassification of the Common Shares of the Company for the purposes of this Section 3.03. The Company shall not effect any consolidation, merger or sale unless prior to or simultaneously with its consummation the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing the Company's assets and any other entity the shares of stock or other securities or property of which are receivable as a result of the transaction agree, by written instrument executed and delivered to the Warrant Holder, to (i) the obligation to deliver to the Warrant Holder the Common Shares or other securities or property to which the Warrant Holder will be entitled on exercise of this Warrant, and (ii) all other obligations of the Company under this Agreement.

        section 3.04. Whenever the Warrant Price and the Common Shares are adjusted as provided in this Article, the Company shall compute the adjusted Warrant Price in accordance with Section 3.01 and shall prepare a certificate signed by its President or a Vice President and its principal accounting officer setting forth the adjusted Warrant Price and showing in reasonable detail the method of calculation of the adjustment and the facts requiring the adjustment and upon which the calculation is based, and that certificate shall forthwith be mailed to the Warrant Holder.

        Section 3.05.   If at any time after the date of this Agreement:

                        (1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus; or

                        (2) the Company shall authorize the granting to the Holders of its Common Shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                (3) the Company shall authorize any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares), any capital reorganization, or any consolidation or merger to which it is a party and for which approval of any shareholder of the company is required, or the sale or transfer of all or substantially all of its assets; or

                (4) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Warrant Holder at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record date, a notice stating the date on which a record is to be taken for the purpose of the dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common Shares to be entitled to such dividend, distribution or rights are to be determined or the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect therein shall not affect the validity of the proceeding referred to in clauses (1), (2), (3) and (4) above.

        Section 3.06. The form of Warrant need not be changed because of any change in the Warrant Price or in the number of Common Shares purchasable upon exercise of this Warrant pursuant to this Article, and Warrants issued after such change may state the same Warrant Price and the same number of Common Shares as are stated in the form of Warrant initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

        Section 3.07. The Company may elect on or after the date of adjustment of the Warrant Price to adjust the number of Warrants, in substitution for an adjustment in the number of Common Shares covered by a Warrant as provided in
Section 3.02; provided, however, that in the event of a 50% or greater split of the Common Shares, the Company shall adjust the number of Warrants rather than adjusting the number of Common Shares covered by a Warrant.

                                   ARTICLE IV
                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANT HOLDER

        Section 4.01. The Warrant Holder, as such, shall not be entitled to vote to receive dividends or be deemed the holder of Common Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the Common Shares shall have become deliverable as provided in Article II, at which time the person or persons in whose name or names the certificate or certificates for the Common Shares being purchased shall be deemed the holder or holders or record of such Common Shares for all purposes; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such Common Shares are to be issued as the record holder or holders thereof for all purposes at opening on business on the next succeeding day on which such stock transfer books are open and this Warrant shall not be deemed to have been exercised, in whole or in part as the case may be, until such next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on such Common Shares, and such exercise shall be at the actual warrant price in effect at such date.

        Section 4.02. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

        Section 4.03.   (1)     The Company covenants and agrees that at all
times it shall reserve and keep available for the exercise of this Warrant such number of authorized Common Shares as are sufficient to permit the exercise in full of this Warrant.

                        (2) Prior to the issuance of any Common Shares upon exercise of this Warrant, the Company convenants and agrees to secure the listing of such Common Shares upon the securities exchange or automated quotation system upon which shares of Common Shares are then listed.

                (3) The Company covenants that all Common Shares issued on exercise of this Warrant, will be validly issued, fully paid, nonassessable and free of preemptive rights.

        Section 4.04. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fractional Common Shares in connection with the exercise of this Warrant. In any case where the Warrant Holder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a Common Share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Warrant Price, issue the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Common Share to which the Warrant Holder would otherwise be entitled. The Warrant Holder, by the acceptance of the Warrant, expressly waives his right to receive a certificate of any fraction of a Common Share upon the exercise hereof.

        Section 4.05. Notices to the Warrant Holder provided for in this Warrant shall be deemed given or made by the Company if delivered or sent by mail, certified or registered, return receipt requested, postage prepaid, addressed to the Warrant Holder at his last known address as it shall appear on the books of the Company.

                                  ARTICLE V
                         TREATMENT OF WARRANT HOLDER

        Section 5.01. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

                                  ARTICLE VI
                     SPLIT-UP, COMBINATION, EXCHANGE AND
                             TRANSFER OF WARRANTS

        Section 6.01. This Warrant may be split up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Common Shares. If the Warrant Holder desires to split up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its office in Sarasota, Florida and shall surrender this Warrant and any other Warrants to be so split up, combined or exchanged at said office. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company may require such Warrant Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

        Section 6.02. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment annexed hereto duly executed together with funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Warrant Holder, specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

                                 ARTICLE VII
                REGISTRATION UNDER THE SECURITIES ACT OF 1933

        Section 7.01. (1) Upon the written request, of the then holders of at least fifty percent (50%) in interest (taken as a single group) of the registered holders of the Warrants and/or the Common Shares which have been or may be issued upon exercise of the Warrants, the Company shall, at its sole cost and expense (a) during a period of five years from the effective date of the offering, three times, as requested, include such Warrant, the Common Shares and the underlying Common Shares, in any registration statement filed by the Company prior to September 15, 2000 and (b) during the period of five years from the effective date of the offering, file one registration statement as may be appropriate to cover a public offering of such Warrants, Common Shares, and the underlying shares prior to September 15, 2000. The Company agrees to give written notice of any such registration statement to any registered holder of the Warrants, Common Shares, and the underlying Common Shares, including JMS, at least 30 days prior to filing any registration statement.

                       (2) The following provisions shall also be applicable to any such registration statement:

                            (a)   The holders whose Warrants, Common Shares and
the underlying Common Shares are to be included therein

(the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such registration statement, the Company shall upon the request of any Seller forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such Seller to permit such Seller to make a public offering of all Warrants and the underlying Common Shares of such Seller included therein. The Company shall use its best efforts to register the Common Shares for sale under the securities laws in such dates as the Sellers shall reasonably designate.

        (b) The expense to be borne by the Company relating to any offering of the Warrants and/or the underlying Common Shares shall not include underwriting commissions, if any, or fees of the Sellers' counsel which will be paid by the Seller.

        (c) The Company shall indemnify and hold harmless Seller and the agent, from and against any and all losses, claims, damages and liabilities caused by any true statement or alleged untrue statement of a material fact in the Company's Private Placement Memorandum dated July 10, 1995, or any amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 7.01, or caused by omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by Seller or agent expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or agent within the meaning of such Act; provided, however, that the Company shall not be obliged to indemnify any such Seller or agent or controlling person unless such Seller or agent shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 7.01 or caused by any omission or alleged omission to state therein a material fact or required to be stated therein or necessary to make the statements therein not misleading, insofar such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by any such Seller or agent expressly for use therein.

        The Company's agreements in this Section 7.01 shall continue in effect regardless of the exercise and surrender of this Warrant.

                                  ARTICLE VIII
                                 OTHER MATTERS

        Section 8.01. The Company will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 2.02, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Common Shares upon the exercise of Warrant.

        Section 8.02. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

        Section 8.04. Notice or demand pursuant to this Warrant to be given or made by the Warrant Holder to or on the Company shall be sufficiently give or made if delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, until another address is designated in writing by the Company, as follows:

                Esmor Correctional Services, Inc.
                1819 Main Street
                Suite 1000
                Sarasota, Florida  34236
                Attention: President

        Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrant Holder shall be given in accordance with the provisions of Section 4.05.

        Section 8.04. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of New York.

        Section 8.05. Nothing in this Warrant expressed or nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or Corporation other than the Company and the Warrant Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant contained shall be for the sole and exclusive benefit of the Company and its successors and of the Warrant Holder.

        Section 8.06. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

        IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 15th day of September, 1995.

Attest:                                 ESMOR CORRECTIONAL SERVICES, INC.


/s/                                     By: /s/
- ---------------------------                ----------------------------------
                  Secretary                  Name:
                                             Title:

                               FORM OF ASSIGNMENT
                               ------------------
                      (To Be Signed Only Upon Assignment)

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________ the right to purchase ________________
Common Shares evidenced by the within Warrant, and to transfer same on the books of ESMOR CORRECTIONAL SERVICES, INC., with full power of substitution the premises.



Dated:_________________________ 1995



                                        By:_________________________________
                                           Name:
                                           Title:
                                           (Signature must conform in all
                                           respects to the name of Warrant
                                           Holder as specified on the face
                                           of the Warrant, without alteration,
                                           enlargement or any change whatsoever,
                                           and the signature must be guaranteed
                                           in the usual manner)



Signature Guaranteed:



_______________________________________

                               SUBSCRIPTION FORM
                               -----------------

                (To be Executed By A Warrant Holder Who Desires
                  To Exercise The Warrant In Whole Or In Part)



ESMOR CORRECTIONAL SERVICES, INC.



Undersigned_______________________________________________________________
           (____________________________________________)

          Please insert Social Security or other
          identifying number of Subscriber

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________________ Common Shares provided for therein and tenders payments herewith to the order of ESMOR CORRECTIONAL SERVICES, INC. in the amount of ______________________. The undersigned requests that certificates for such Common Shares be issued as follows:

Name:           ____________________________________________________________

Address:        ____________________________________________________________

Deliver to:     ____________________________________________________________

Address:        ____________________________________________________________

Social Security (or other identifying)
 Number         ____________________________________________________________

and, if said number of Common Shares shall not be all the Common Shares purchasable hereunder, that a new Warrant for the balance remaining of the Common Shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:        ____________________________________________________________

Date:___________________                Signature______________________________
                                        (Note:   The signature of this
                                        Subscription must correspond with the
                                        name as written upon the face of this
                                        Warrant in every particular, without
                                        alteration or enlargement or any change
                                        whatsoever.)